Exhibit (d.2)

Schedule A

to the

Investment Advisory Agreement dated December 1, 2009

between

iShares, Inc.

and

BlackRock Fund Advisors

Advisory Fee for the Category I Funds:

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds over $7.0 billion, up to and including $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds over $11.0 billion, up to and including $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds over $24.0 billion, up to and including $48.0 billion plus 0.40% per annum of the aggregate net assets of the Category I Funds in excess of $48.0 billion

Category I Funds:

iShares MSCI Australia Index Fund

iShares MSCI Austria Investable Market Index Fund

iShares MSCI Belgium Investable Market Index Fund

iShares MSCI Canada Index Fund

iShares MSCI EMU Index Fund

iShares MSCI France Index Fund

iShares MSCI Germany Index Fund

iShares MSCI Hong Kong Index Fund

iShares MSCI Ireland Capped Investable Market Index Fund*

iShares MSCI Italy Index Fund

iShares MSCI Japan Index Fund

iShares MSCI Japan Small Cap Index Fund

iShares MSCI Malaysia Index Fund

iShares MSCI Mexico Investable Market Index Fund

iShares MSCI Netherlands Investable Market Index Fund

iShares MSCI New Zealand Investable Market Index Fund*

iShares MSCI Singapore Index Fund

iShares MSCI Spain Index Fund

iShares MSCI Sweden Index Fund

iShares MSCI Switzerland Index Fund

iShares MSCI United Kingdom Index Fund

Advisory Fee for Category II Funds:

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.64% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.57% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.51% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $32.0 billion plus 0.45% per annum of the aggregate net assets of the Category II Funds in excess of $32.0 billion

Category II Funds:

iShares MSCI All Peru Capped Index Fund*

iShares MSCI Brazil Index Fund

iShares MSCI Brazil Small Cap Index Fund*

iShares MSCI Chile Investable Market Index Fund

iShares MSCI China Index Fund*

iShares MSCI China Small Cap Index Fund*

iShares MSCI Indonesia Investable Market Index Fund*

iShares MSCI Israel Capped Investable Market Index Fund

iShares MSCI Philippines Investable Market Index Fund*

iShares MSCI Poland Investable Market Index Fund*

iShares MSCI Russia Capped Index Fund**

iShares MSCI South Africa Index Fund

iShares MSCI South Korea Index Fund

iShares MSCI Taiwan Index Fund

iShares MSCI Thailand Investable Market Index Fund

iShares MSCI Turkey Investable Market Index Fund

Advisory Fee for Category III Funds:

0.50% per annum of the aggregate net assets of the Category III Funds

Category III Funds:

iShares MSCI Pacific ex-Japan Index Fund†

Advisory Fee for Category IV Funds:

0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category IV Funds over $14.0 billion, up to and including $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category IV Funds over $28.0 billion, up to and including $42.0 billion plus 0.56% per annum of the aggregate net assets of the Category IV Funds over $42.0 billion, up to and including $56.0 billion plus 0.50% per annum of the aggregate net assets of the Category IV Funds over $56.0 billion, up to and including $70.0 billion plus 0.45% per annum of the aggregate net assets of the Category IV Funds over $70.0 billion, up to and including $84.0 billion plus 0.40% per annum of the aggregate net assets of the Category IV Funds in excess of $84.0 billion

Category IV Funds:

iShares MSCI All Country Asia ex Japan Index Fund*

iShares MSCI BRIC Index Fund

iShares MSCI Emerging Markets Consumer Discretionary Sector Index Fund

iShares MSCI Emerging Markets Eastern Europe Index Fund

iShares MSCI Emerging Markets Energy Sector Capped Index Fund

iShares MSCI Emerging Markets Financials Sector Index Fund*

iShares MSCI Emerging Markets Index Fund

iShares MSCI Emerging Markets Materials Sector Index Fund*

iShares MSCI Emerging Markets Minimum Volatility Index Fund

iShares MSCI Emerging Markets Small Cap Index Fund

Advisory Fee for iShares Category VI Funds:

0.35% per annum of the aggregate net assets less than or equal to $30.0 billion plus 0.32% per annum of the aggregate net assets over $30.0 billion, up to and including $60.0 billion plus 0.28% per annum of the aggregate net assets in excess of $60.0 billion

Category VI Funds:

iShares MSCI ACWI Index Fund*

iShares MSCI ACWI ex US Index Fund*

iShares MSCI All Country World Minimum Volatility Index Fund

iShares MSCI EAFE Index Fund*

iShares MSCI EAFE Minimum Volatility Index Fund*

Fund	Annual Fee
iShares Asia/Pacific Dividend 30 Index Fund iShares Core MSCI Emerging Markets ETF	0.49% 0.18%
iShares Emerging Markets Corporate Bond Fund	0.60%
iShares Emerging Markets Dividend Index Fund	0.68%
iShares Emerging Markets High Yield Bond Fund	0.65%
iShares Emerging Markets Local Currency Bond Fund	0.60%
iShares Global ex USD High Yield Corporate Bond Fund	0.55%
iShares Global High Yield Corporate Bond Fund	0.55%
iShares Latin America Bond Fund	0.49%
iShares MSCI Emerging Markets Asia Index Fund	0.68%
iShares MSCI Emerging Markets EMEA Index Fund	0.68%
iShares MSCI Emerging Markets Growth Index Fund	0.68%
iShares MSCI Emerging Markets Value Index Fund	0.68%
iShares MSCI Frontier 100 Index Fund	0.79%
iShares MSCI Global Agriculture Producers Fund	0.39%
iShares MSCI Global Energy Producers Fund	0.39%
iShares MSCI Global Gold Miners Fund	0.39%
iShares MSCI Global Select Metals & Mining Producers Fund	0.39%
iShares MSCI Global Silver Miners Fund	0.39%
iShares MSCI USA Index Fund	0.15%
iShares MSCI World Index Fund	0.24%

†	The management fee charged on the aggregate average daily net assets of the iShares Dow Jones Select Dividend Index Fund*, iShares MSCI Pacific ex-Japan Index Fund, iShares Russell 2000 Growth Index Fund*, iShares Russell 2000 Index Fund*, iShares Russell 2000 Value Index Fund*, iShares S&P Latin America 40 Index Fund* and iShares S&P U.S. Preferred Stock Index Fund* in excess of $46.0 billion is reduced by 5.0% per annum.
*	This Fund is a fund of iShares Trust.
**	This Fund is a fund of iShares MSCI Russia Capped Index Fund, Inc.

Amended and Approved by the Board of Directors of iShares, Inc. on September 6-7, 2012.